Testing the Waters Materials Related to Series #BRADBURY

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#BRADBURY

BRADBURY: FAHRENHEIT 451 (SIGNED, 1ST ED.)

THIS INITIAL OFFERING IS COMING SOON!

FAHRENHEIT 451
Ray Bradbury

CURRENT VALUE: $18,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

ASSET SPECIFICATIONS

Title	Fahrenheit 451
Author	Ray Bradbury
Publisher	Ballantine Books, Inc.
Publication Date	1953
Edition	1st Edition
Signed	Ray Bradbury
Rarity	1 of 200 (Signed 1st Ed.)
Condition	Near Fine

#BRADBURY | $18K

COMPARABLE ASSET VALUE

ASSET VALUE

+557.9%

TRANSACTIONS

11

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source / Sale Venue
Fahrenheit 451 1st Edition Limited Release	10/11/1999	$2,090.00	Sotheby's
Fahrenheit 451 1st Edition Limited Release	4/16/2007	$15,535.00	Heritage
Fahrenheit 451 1st Edition Limited Release	10/16/2008	$9,560.00	Heritage
Fahrenheit 451 1st Edition Limited Release	3/6/2009	$8,365.00	Heritage
Fahrenheit 451 1st Edition Limited Release	4/12/2012	$13,750.00	Heritage
Fahrenheit 451 1st Edition Limited Release	4/2/2014	$17,500.00	Heritage
Fahrenheit 451 1st Edition Limited Release	7/31/2014	$11,400.00	PBA Galleries
Fahrenheit 451 1st Edition Limited Release	11/14/2017	$8,750.00	Swann Galleries
Fahrenheit 451 1st Edition Limited Release	3/7/2018	$17,500.00	Heritage
Fahrenheit 451 1st Edition Limited Release	9/17/2021	$20,000.00	Christie's
Fahrenheit 451 1st Edition Limited Release	10/14/2021	$13,750.00	Heritage

"Ray Bradbury is one who is contributing to the understanding of the imagination and the curiosity of the human race."

BUZZ ALDRIN

NPR

JOIN THE CONVERSATION ›

#BRADBURY | *Visuals*

Bradbury named the novel Fahrenheit 451 as a reference to the temperature at which paper will catch fire without being exposed to external flame.

LAUNCH GALLERY ›

#BRADBURY | *Timeline*

Aug. 1920 — Ray Bradbury is born in Waukegan, Illinois.

Apr. 1934 — Bradbury moves to California where he finds his first paid writing gig for the Burns and Allen radio show. "I went every Wednesday for the broadcast and then I wrote shows and gave them to George Burns. They only used one—but they did use it, it was for the end of the show."

Nov. 1941 — Bradbury publishes his first paid short story in Super Science Stories magazine.

May. 1950 — Bradbury publishes his first major novel, The Martian Chronicles, which describes the colonization of an already-inhabited Mars by humans.

Rally

#BRADBURY

1953 FAHRENHEIT 451 (1ST ED.)

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES 1953 FAHRENHEIT 451

Investment Overview

•Upon completion of the Series # BRADBURY Offering, Series #BRADBURY will purchase a 1953 1st Edition Copy of Fahrenheit 451 by Ray Bradbury for Series # BRADBURY (The “Series 1953 Fahrenheit 451” or the “Underlying Asset” with respect to Series # BRADBURY, as applicable), the specifications of which are set forth below.

•Ray Bradbury was a prolific writer known for 30 books and over 600 short stories, among them were The Martian Chronicles, Fahrenheit 451, and Dandelion Wine.

•Farenheit 451 is considered Bradbury’s greatest work, telling the story of a dystopian future in which a“fireman” whose job has been to burn books becomes dedicated to the forbidden practice of reading.

•The Underlying Asset is a 1953 1st Edition Copy of Fahrenheit 451 by Ray Bradbury.

Asset Description

Overview & Authentication

•Ray Bradbury was born on August 22, 1920, in Waukegan, Illinois.

•Bradbury moved to CA in April of 1934 where at the age of 14 he began his writing career as a contributing joke writer on the popular Burns & Allen radio show.

•Bradbury’s first published short story, “Pendulum” appeared in November 1941 edition of Super Science Stories magazine.

•Ray Bradbury published more than 30 books and wrote nearly 600 short stories.  His literary awards include the National Book Foundation Medal for Distinguished Contribution to American Letters (2000), the O. Henry Prize (1947 and 1948), the Benjamin Franklin Award (1953-54), the World Fantasy Award for Lifetime Achievement (1977), the Grand Master Award from the Science Fiction Writers of America, and the PEN Center USA West Lifetime Achievement Award (1985).  He also received the 2004 National Medal of Arts.

•Bradbury published his first major novel in 1950, The Martian Chronicles, which described the colonization of an already inhabited Mars by humans.

•Galaxy magazine published the short story “The Fireman” in 1951, this story was expanded to become Fahrenheit 451.

•Bradbury’s novel Fahrenheit 451 is published on October 19, 1953. #BRADBURY is a limited edition and numbered 192 of 200 copies.  It is signed and numbered by the author.

•The first film adaptation of Fahrenheit 451 was released in 1966 and was adapted and directed by famed French New Wave film director François Truffaut.

•An early text-based adventure video game co-developed by Bradbury in 1984, also titled Fahrenheit 451, acts as a sequel to the book.

•Bradbury wrote numerous episodes of television shows, films, and even produced his own television series, The Ray Bradbury Theater, that ran from 1985 to 1992 and featured adaptations of many of his short stories.

•A musical version of Fahrenheit 451 premieres at the Eugene O’Neil theater.

•An authorized graphic novel version of Fahrenheit 451 was released in July of 2009.

•Bradbury died in Los Angeles on June 5, 2012.

•Another film adaptation of Fahrenheit 451 was released on streaming platform HBO MAX on May 19, 2018, starring Michael B. Jordan.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1953 1st Edition Copy of Fahrenheit 451 by Ray Bradbury.

•The Underlying Asset is 1 of 200 First Edition copies of Fahrenheit 451.

•The Underlying Asset is Bound in Johns-Manville Quinterra (chrysolite asbestos material), upper board and spine lettered in red; issued without dust jacket.

•The Underlying Asset is housed in a custom red cloth slipcase.

Notable Defects

•The Underlying Asset exhibits mild sunning to its cloth.

•The Underlying Asset has moderate edgewear, head and foot of spine pushed, somewhat rubbed.

•The Underlying Asset has cream endpapers, bookplate to front free endpaper recto.

•The Underlying Asset is internally clean and tight but has minor text block edgewear.

Details

Series 1953 Fahrenheit 451
Title	Fahrenheit 451
Author	Ray Bradbury
Publisher	Ballantine Books, Inc.
Publication Date	1953
Edition	First Edition
Condition	Near Fine (Book)
Condition	NA (Dustjacket)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1953 Fahrenheit 451 going forward.